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                                                                       EXHIBIT 5

                [HASKELL SLAUGHTER & YOUNG, L.L.C. LETTERHEAD]

                                 LAW OFFICES
                      HASKELL SLAUGHTER & YOUNG, L.L.C.
                          1200 AMSOUTH/HARBERT PLAZA
                           1901 SIXTH AVENUE NORTH
                        BIRMINGHAM, ALABAMA 35203-2618

                           FACSIMILE (205) 324-1133
                           TELEPHONE (205) 251-1000

                              MONTGOMERY OFFICE
                          305 SOUTH LAWRENCE STREET
                          MONTGOMERY, ALABAMA 36104
                             POST OFFICE BOX 4660
                        MONTGOMERY, ALABAMA 36103-4660
                           FACSIMILE (334) 264-7945
                           TELEPHONE (334) 265-8573


                                                 PLEASE REPLY TO:   BIRMINGHAM

                                 May 28, 1998

MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama  35244

                            RE: MEDPARTNERS, INC.--
                       REGISTRATION STATEMENT ON FORM S-3
                            (OUR FILE NO. 48367-083)

Gentlemen:

         We have served as counsel for MedPartners, Inc., a Delaware corporation (the "Company" or the "Issuer"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 503,997 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share for the account of certain selling stockholders pursuant to the Company's Registration Statement on Form S-3 (Commission File No. 333-_____) filed with the Securities and Exchange Commission on May 28, 1998 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-3.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized and issued; and


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MedPartners, Inc.
May 28, 1998
Page 2

         2. Upon sale and delivery of the Shares as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an Exhibit thereto.

                                          Very truly yours,

                                          HASKELL SLAUGHTER & YOUNG, L.L.C.

                                          By/s/Robert E. Lee Garner
                                            -----------------------
                                               Robert E. Lee Garner